Exhibit 3.1

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT TO

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION,

AS AMENDED,

OF

SIMPLICITY ESPORTS AND GAMING COMPANY

Under Section 242 of the Delaware General Corporation Law

Simplicity Esports and Gaming Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: The name of the Corporation is Simplicity Esports and Gaming Company. The Corporation was originally incorporated under the name “I-AM Capital Acquisition Company”. The Corporation’s original certificate of incorporation was filed with the Secretary of State of the State of Delaware on April 17, 2017 (the “Original Certificate”). An amended and restated certificate of incorporation which restated and amended the provisions of the Original Certificate was filed with the Secretary of State of the State of Delaware on May 31, 2017 (the “Amended and Restated Certificate”). A second amended and restated certificate of incorporation which restated and amended the provisions of the Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on August 16, 2017 (the “Second Amended and Restated Certificate”). A third amended and restated certificate of incorporation which restated and amended the provisions of the Second Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on November 20, 2018 (the “Third Amended and Restated Certificate”). A certificate of amendment which amended the provisions of the Third Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on January 2, 2019. A certificate of amendment which amended the provisions of the Third Amended and Restated Certificate, as amended, was filed with the Secretary of State of the State of Delaware on August 17, 2020. A certificate of amendment which amended the provisions of the Third Amended and Restated Certificate, as amended, was filed with the Secretary of State of the State of Delaware on September 18, 2020.

SECOND: A certificate of amendment (the “September 29, 2020 Amendment”) which amended the provisions of the Third Amended and Restated Certificate, as amended, was filed with the Secretary of State of the State of Delaware on September 29, 2020.

THIRD: The September 29, 2020 Amendment was amended and restated in its entirety by a certificate of amendment dated as of October 12, 2020 (the “October 12, 2020 Amendment”) which was filed with the Secretary of State of the State of Delaware on October 12, 2020.

FOURTH: The October 12, 2020 Amendment is hereby amended as follows: The date “November 4, 2020” in the Paragraph entitled “SEVENTH” is hereby amended to be “November 18, 2020”.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by its duly authorized officer this 2nd day of November, 2020.

By:	/s/ Jed Kaplan
Name:	Jed Kaplan
Title:	Chief Executive Officer and interim Chief Financial Officer